EXHIBIT 5.1

                   [GRAY, HARRIS & ROBINSON, P.A. LETTERHEAD]


                                                 November 2, 1998


Planet Hollywood International, Inc.
8669 Commodity Circle
Orlando, Florida 32819

     RE: REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE FIRST AMENDED AND RESTATED PLANET HOLLYWOOD INTERNATIONAL, INC. 1995 STOCK AWARD AND INCENTIVE PLAN (THE "PLAN")


Ladies and Gentlemen:

        We have acted as counsel to Planet Hollywood International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-captioned Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about November 2, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 additional shares of Planet Hollywood International, Inc. Class A Common Stock, $0.01 par value per share, (the "Shares") to be distributed pursuant to the Plan. As your counsel in connection with this registration process, we have examined the proceedings proposed to be taken in connection with said registration and the issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                        Very truly yours,

                                        GRAY, HARRIS & ROBINSON, P.A.


                                        By: /s/ BYRD F. MARSHALL, JR.
                                            -------------------------
                                                Byrd F. Marshall, Jr.